UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                                    FORM 8-K

                                 CURRENT REPORT

   Pursuant to Section 13 OR 15(d) of The Securities and Exchange Act of 1834

        Date of Report (Date of earliest event reported): January 5, 2004

                        PEAK ENTERTAINMENT HOLDINGS, INC.
               (Exact name of registrant as specified in charter)



      Nevada                        33-18143-D              87-0449399
     (State or other jurisdiction   (Commission          (IRS Employer
      of incorporation)              File Number)         Identification No.)


          Bagshaw Hall, Bagshaw Hill, Bakewell, Derbyshire,    UK DE45 1DL
               (Address of principal executive offices)        (Zip Code)

       Registrant's telephone number, including area code: 44 1629 814555

                                 Not applicable.
         (Former name or former address, if changed since last report.)



Item 5.  Other Events.

On January 5, 2004, the Company completed transactions through private placements to accredited investors, for the sale of $1,500,000 in 8% Convertible Debentures due January 5, 2007 and 3,000,000 common stock purchase warrants. The convertible debentures are convertible into shares of the Company's common stock at $0.30 per share. The warrants are exercisable for three years at $0.50 per share.
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                                   SIGNATURES

     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                                          PEAK ENTERTAINMENT HOLDINGS, INC.

Date:  January 12, 2004

                                          By:  /s/ Wilf Shorrocks
                                             ---------------------------
                                             Wilf Shorrocks, President